UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
     BioMed Realty Trust, Inc., a Maryland corporation, is disclosing the following information to update the disclosure included in its Registration Statement on Form S-3 (File No. 333-129027) (the “Registration Statement”):
FEDERAL INCOME TAX CONSIDERATIONS
     The following is a general summary of the United States federal income tax considerations related to our REIT election which are anticipated to be material to purchasers of the securities offered pursuant to the Registration Statement. This summary replaces and supersedes, in its entirety, the discussion entitled “Federal Income Tax Considerations” contained in the Registration Statement. The tax treatment of each purchaser of our securities will vary depending upon the terms of the specific security acquired by the purchaser, as well as the purchaser’s particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to ownership of the securities offered pursuant to the Registration Statement. Instead, the material federal income tax considerations relevant to the ownership of the securities offered pursuant to the Registration Statement will be provided in the applicable prospectus supplement that relates to those securities. This summary is for general information only and is not tax advice.
     The information in this summary is based on current law, including:
•	the Internal Revenue Code of 1986, as amended, or the Code,

•	current, temporary and proposed Treasury regulations promulgated under the Code,

•	the legislative history of the Code,

•	current administrative interpretations and practices of the United States Internal Revenue Service, or IRS, and

•	court decisions,
in each case, as of the date hereof. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.
     We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of our common stock or our election to be taxed as a REIT.
     Each prospective purchaser of our securities is urged to consult the applicable prospectus supplement, as well as its tax advisors, regarding the specific tax consequences to it of:
•	the acquisition, ownership, and/or sale or other disposition of the securities offered under the Registration Statement, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the applicable tax laws.
Taxation of Our Company
     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
     The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.
     Latham & Watkins LLP has acted as our tax counsel in connection with the registration of our common stock pursuant to the Registration Statement and our election to be taxed as a REIT. In connection with the Registration Statement, Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in the Registration Statement. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date. Further, the anticipated income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “— Failure to Qualify.”
     Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to a pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income (90% for our taxable year ended December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire an asset from the C corporation.

•	Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. See “— Penalty Tax.”
     Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:
     (1) that is managed by one or more trustees or directors;
     (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;
     (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
     (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
     (5) that is beneficially owned by 100 or more persons;
     (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and
     (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
     The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals except that a “look-through” exception applies with respect to pension funds.
     We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in “Restrictions on Ownership and Transfer” in the Registration Statement. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “— Failure to Qualify.”
     In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

     Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described herein, including the REIT income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”
     We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify.”
     We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. For federal income tax purposes, a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal income tax requirements described herein, any corporation in which we own a 100% interest (other than a taxable REIT subsidiary) is ignored, and all assets, liabilities, and items of income, deduction and credit of such corporation are treated as our assets, liabilities and items of income, deduction, and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “— Asset Tests.”
     Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See “Asset Tests.”

     We currently hold an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future.
     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedges of indebtedness, from the real property investments described above, or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
     Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•	The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value;

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.
     We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.
     Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.
     From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying for purposes of the 75% gross income test. Except to the extent provided by Treasury regulations, however, income from a hedging transaction entered into prior to January 1, 2005, including gain from the sale or disposition of such a transaction, will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we do not properly identify such transactions as hedges or hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.
     To the extent our taxable REIT subsidiary pays dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, REIT gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiary and we will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.
     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.
     Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
     Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code.
     From time to time, our taxable REIT subsidiary may provide services to our tenants. We intend to set the fees paid to our taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.
     Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.
     Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.
     Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and any securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
     Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
     To the extent that we own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation and the 10% value limitation. We believe that the value of our taxable REIT subsidiary does not exceed, and believe that in the future it will not exceed, 20% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.
     The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
     Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.
     Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.
     Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•	90% of our “REIT taxable income;” and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”
     For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.
     In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.
     We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.
     We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
     Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
     Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
     For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
     Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Failure to Qualify
     Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.
     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies
     General. All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See “— Taxation of Our Company.”
     Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of our operating partnership’s or a subsidiary partnership’s or limited liability company’s status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for federal income tax purposes.
     Allocations of Income, Gain, Loss and Deduction. The operating partnership agreement generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

     If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.
     Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with the formation transactions. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (1) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust” and “— Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions.
     Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Other Tax Consequences
     State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Prospective purchasers of our securities should consult their tax advisor regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN
	Name:	Kent Griffin
	Title:	Chief Financial Officer